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[UICI LOGO]

                                                                    EXHIBIT 99.1


                                          Contact: Daniel Garrison
                                                   Assistant to the President
                                                   UICI
NEWS RELEASE                                       4001 McEwen, Suite 200
                                                   Dallas, Texas 75244
                                                   Phone: (972) 392-6700


(For Immediate Release)

UICI ANNOUNCES SECOND QUARTER AND FIRST SIX MONTHS 2002 RESULTS OF OPERATIONS

         DALLAS, TX, July 31, 2002----UICI (the "Company" NYSE: UCI) today reported second quarter 2002 revenues and income from continuing operations in the amount of $348.4 million and $5.7 million ($0.12 per diluted share), respectively, compared to revenues and income from continuing operations of $273.4 million and $13.3 million ($0.28 per diluted share), respectively, in the second quarter of 2001. For the six months ended June 30, 2002, the Company generated revenues and income from continuing operations of $656.7 million and $17.7 million ($0.37 per diluted share), respectively, compared to revenues and income from continuing operations of $524.6 million and $26.3 million ($0.55 per diluted share), respectively, in the six months ended June 30, 2001. In the 2002 periods, the strong performance of the Company's insurance operations and improved results at its Academic Management Services Corp. subsidiary were offset by realized losses in the second quarter associated with a write down in the carrying value of WorldCom, Inc. fixed income securities, a write down of the Company's investment in Healthaxis Inc. recorded in connection with the termination of a services agreement, and a significant increase in non-cash stock-based compensation expense attributable to the favorable market performance of the Company's stock in the first six months of 2002.

         Overall, for the three and six months ended June 30, 2002, the Company reported net income in the amount of $5.7 million ($0.12 per diluted share) and $12.7 million ($0.26 per diluted share), respectively, compared to net income of $12.6 million ($0.27 per diluted share) and $24.7 million ($0.52 per diluted share) in the corresponding 2001 periods. Overall results in the six months ended June 30, 2002 included a goodwill impairment charge in the amount of $(5.1) million net of tax ($(0.11) per diluted share), which has been reflected as a cumulative effect of a change in accounting principle in accordance with recently adopted Financial Accounting Standards Board ("FASB") Statement No. 142, Goodwill and Other Intangible Assets.

         Excluding the effects of losses at Healthaxis, Inc., a pre-tax $(6.5) million write-down of the Company's investment in Healthaxis, Inc., goodwill amortization in 2001, the goodwill impairment charge in the amount of $(6.9) million and the effects of variable stock based compensation, in the three and six months ended June 30, 2002, the Company generated pro forma net income of $16.3 million ($0.34 per diluted share) and $32.2 million ($0.66 per diluted share), respectively, compared to pro forma net income of $18.7 million ($0.40 per diluted share) and $33.3 million ($0.70 per diluted share), respectively, in the comparable 2001 three- and six-month periods.

COMPARATIVE RESULTS OF OPERATIONS

         Set forth in the tables below are comparative actual and pro forma results of operations for each of the three and six-month periods ended June 30, 2002 and 2001, and selected balance sheet information as of June 30, 2002 and December 31, 2001:



                                                                 THREE MONTHS ENDED
                                                                      JUNE 30,
                                                  -------------------------------------------------
                                                          ACTUAL                  PRO FORMA(1)
                                                  ----------------------     ----------------------
                                                    2002         2001          2002          2001
                                                  ---------    ---------     ---------    ---------
                                                       (In thousands, except per share amounts)
Revenues .....................................    $ 348,380    $ 273,422     $ 348,380    $ 273,422
Operating income from continuing
    operations before income taxes ...........    $   9,797    $  17,496     $  24,527    $  26,425

Income from continuing operations ............    $   5,686    $  13,250     $  16,343    $  19,311
Loss from discontinued operations ............           --         (634)           --         (634)
                                                  ---------    ---------     ---------    ---------
Income before cumulative effect
    of accounting change .....................    $   5,686    $  12,616     $  16,343    $  18,677
Cumulative effect of accounting change .......           --           --            --           --
                                                  ---------    ---------     ---------    ---------
Net income ...................................    $   5,686    $  12,616     $  16,343    $  18,677
                                                  =========    =========     =========    =========

Per Diluted Share:
  Income from continuing operations ..........    $    0.12    $    0.28     $    0.34    $    0.41
  Loss from discontinued operations ..........           --        (0.01)           --        (0.01)
                                                  ---------    ---------     ---------    ---------
  Income before cumulative effect
    of accounting change .....................    $    0.12    $    0.27     $    0.34    $    0.40
  Cumulative effect of accounting change .....           --           --            --           --
                                                  ---------    ---------     ---------    ---------
  Net income .................................    $    0.12    $    0.27     $    0.34    $    0.40
                                                  =========    =========     =========    =========

Average shares outstanding (in thousands) ....       48,682       47,544        48,682       47,544



                                                                  SIX MONTHS ENDED
                                                                      JUNE 30,
                                                 --------------------------------------------------
                                                          ACTUAL                  PRO FORMA(1)
                                                 -----------------------     ----------------------
                                                   2002          2001          2002         2001
                                                 ---------     ---------     ---------    ---------
                                                      (In thousands, except per share amounts)
Revenues ....................................    $ 656,713     $ 524,648     $ 656,713    $ 524,648
Operating income from continuing
    operations before income taxes ..........    $  27,597     $  37,194     $  47,012    $  49,141

Income from continuing operations ...........    $  17,742     $  26,250     $  32,129    $  34,828
Income (loss) from discontinued operations...           67        (1,531)           67       (1,531)
                                                 ---------     ---------     ---------    ---------
Income before cumulative effect
    of accounting change ....................    $  17,809     $  24,719     $  32,196    $  33,297
Cumulative effect of accounting change ......       (5,144)           --            --           --
                                                 ---------     ---------     ---------    ---------
Net income ..................................    $  12,665     $  24,719     $  32,196    $  33,297
                                                 =========     =========     =========    =========

Per Diluted Share:
  Income from continuing operations .........    $    0.37     $    0.55     $    0.66    $    0.73
  Loss from discontinued operations .........           --         (0.03)           --        (0.03)
                                                 ---------     ---------     ---------    ---------
  Income before cumulative effect
    of accounting change ....................    $    0.37     $    0.52     $    0.66    $    0.70
  Cumulative effect of accounting change ....        (0.11)           --            --           --
                                                 ---------     ---------     ---------    ---------
  Net income ................................    $    0.26     $    0.52     $    0.66    $    0.70
                                                 =========     =========     =========    =========

Average shares outstanding (in
thousands) ..................................       48,552        47,901        48,552       47,901

----------

(1) Pro forma results exclude the effects of (a) the Company's equity in the losses of Healthaxis, Inc., (b) a $(6.5) million write-down of the Company's carrying value of its investment in Healthaxis, Inc. (which amount corresponds to a capital contribution to Healthaxis, Inc. recorded in the three months ended June 30, 2002 in the amount of $6.5 million in connection with the previously announced early termination of a services agreement),

     (c) goodwill amortization in the three and six months ended June 30, 2001,
     (d) a goodwill impairment charge in the amount of $(6.9) million, which has been reflected as a cumulative effect in change in accounting principle in accordance with Statement No. 142, and (e) other expense consisting of variable stock compensation associated with the Company's agent and employee stock accumulation plans. See "Business Segment Results" below.

                      Comparative Balance Sheet Information


                                JUNE 30, 2002            DECEMBER 31, 2001
                                -------------            -----------------
                                 (In thousands, except per share amounts)

Stockholders' equity ........    $ 585,479                  $ 534,572
Book value per share ........    $   12.24                  $   11.46

         In the six months ended June 30, 2002, the Company's Insurance Segment reported significant increases in operating income at the Company's Self Employed Agency, Group Insurance and Life Division, which increases were offset by an increase in expenses associated with the Company's Senior Market Division initiative, in each case compared to results the corresponding period of the prior year. In the first six months of 2002, the Company's Academic Management Services Corp. ("AMS") unit also reported a significant period-over-period increase in operating income ($8.6 million of operating income in the first six months of 2002 compared to operating income of $5.5 million in the comparable 2001 period).

         Overall results in the second quarter and first six months of 2002 were adversely impacted by $(5.1) million in net realized losses in the second quarter associated with the Company's investment portfolio (attributable primarily to a write down in the amount of $(6.1) million in the carrying value of WorldCom, Inc. fixed income securities held in the portfolios of the Company's insurance company subsidiaries), a $(6.5) million write down of the Company's carrying value of its investment in Healthaxis, Inc. (which amount corresponds to a capital contribution to Healthaxis recorded in the three months ended June 30, 2002 in the amount of $6.5 million in connection with the previously announced early termination of a services agreement), and a decrease in unallocated investment income.

         Results in the second quarter and first six months of 2002 were also negatively impacted by a significant increase in non-cash stock-based compensation expense associated with the Company's employee stock ownership plan, agent stock accumulation plans and other stock based plans, which increase was attributable to the favorable market performance of the Company's stock in the first six months of 2002. In the three and six months ended June 30, 2002, the Company recorded non-cash stock-based compensation expense in the amount of $(6.8) million ($(0.11) per diluted share, net of tax) and $(11.3) million ($(0.19) per diluted share, net of tax), respectively, compared to non-cash stock based compensation expense in the amount of $(1.9) million ($(0.03) per diluted share, net of tax) and $(1.7) million ($(0.03) per diluted share, net of tax), respectively, in the comparable periods of 2001.

         In accordance with Statement No. 142, the Company tested for goodwill impairment as of January 1, 2002. As a result of the transitional impairment testing, during the quarter ended June 30, 2002, the Company determined that goodwill recorded in connection with the acquisitions of AMS and Barron Risk Management Services ("Barron") was impaired by a combined $6.9 million ($5.1 million net of tax). The Company has reflected this impairment charge in its financial statements as a cumulative effect of a change in accounting principle as of January 1, 2002 in accordance with Statement No. 142.

BUSINESS SEGMENT RESULTS

         The table below sets forth, by business segment, income (loss) before taxes (which is hereinafter referred to as "operating income (loss)") for the three and six months ended June 30, 2002 and 2001:


                                                                        THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                              JUNE 30,                        JUNE 30,
                                                                     ---------------------------     ---------------------------
                                                                        2002            2001            2002             2001
                                                                     -----------     -----------     -----------     -----------
                                                                                            (IN THOUSANDS)
Income (loss) from continuing operations before income taxes:
   Insurance:
     Self Employed Agency Division ..............................    $    21,872     $    18,629     $    40,205     $    36,202
     Group Insurance Division ...................................          3,657             855           5,717           1,314
     Life Insurance Division ....................................          2,913            (236)          5,674           3,560
     Senior Market Division .....................................         (1,850)           (784)         (3,235)           (784)
                                                                     -----------     -----------     -----------     -----------
                                                                          26,592          18,464          48,361          40,292
   Financial Services:
     Academic Management Services Corp. .........................          4,436           5,240           8,619           5,509

   Other Key Factors:
   (Investment income on equity, realized gains and
   losses, general corporate expenses and other
   including interest expense on non-student loan
   indebtedness) ................................................         (6,501)          2,721          (9,968)          3,340
                                                                     -----------     -----------     -----------     -----------
                                                                          24,527          26,425          47,012          49,141

   Equity interest in Healthaxis, Inc. operating loss ...........         (7,925)         (5,886)         (8,099)         (7,965)
   Variable stock compensation ..................................         (6,805)         (1,914)        (11,316)         (1,724)
   Goodwill amortization ........................................             --          (1,129)             --          (2,258)
                                                                     -----------     -----------     -----------     -----------
                                                                         (14,730)         (8,929)        (19,415)        (11,947)
                                                                     -----------     -----------     -----------     -----------
Total income from continuing operations before income
taxes ...........................................................    $     9,797     $    17,496     $    27,597     $    37,194
                                                                     ===========     ===========     ===========     ===========


         UICI's results of operations for the three months ended June 30, 2002 were particularly impacted by the following factors:

Self-Employed Agency Division

         Operating income at UICI's Self Employed Agency ("SEA") Division increased to $21.9 million and $40.2 million in the three and six months ended June 30, 2002, respectively, from $18.6 million and $36.2 million in the three and six-month periods ended June 30, 2001. In the 2002 periods, SEA continued to experience significant increases in submitted annualized premium volume ($230.8 million in the second quarter of 2002 compared to $128.8 million in the second quarter of 2001, and $458.0 million in the first six months of 2002 compared to $252.5 million in the first six months of 2001). Submitted annualized premium volume in any period is the aggregate annualized premium amount associated with health insurance applications submitted by the Company's agents in such period for underwriting by the Company. Earned premium revenue at SEA increased from $155.4 million in the second quarter of 2001 to $230.2 million in the second quarter of 2002 (a 48.1% increase) and from $300.0 million in the first six months of 2001 to $433.4 million in the first six months of 2002 (a 44.5% increase). Operating income as a percentage of earned premium revenue in the three and six months ended June 30, 2002 was 9.5% and 9.3%, respectively, compared to 12.0% and 12.1% in each of the corresponding periods of the prior year. This decrease in operating margin was attributable primarily to the higher commission expense associated with the significant increase in first year earned premium revenue and a slight increase in the loss ratios.

Group Insurance Division

         The Company has classified the results of its Student Insurance Division and its STAR HRG unit (which was acquired on February 28, 2002) as its Group Insurance Division. For the three and six months ended June 30, 2002, the Group Insurance Division reported operating income of $3.7 million and $5.7 million, respectively, compared to operating income of $855,000 and $1.3 million in the comparable periods of 2001, which increases were primarily attributable to the incremental operating income associated with the Company's STAR HRG unit. A moderate increase in earned premium revenue and decrease in administrative expenses as a percentage of earned premium (offset by a nominal increase in the loss ratio) at the Company's Student Insurance Division also contributed to the increases in operating income at the Group Insurance Division in the 2002 periods.

Life Insurance Division

         For the three and six months ended June 30, 2002, the Company's Life Insurance Division (which includes the results of the Company's OKC life insurance operations and its College Fund Life Division) reported operating income of $2.9 million and $5.7 million, respectively, compared to an operating loss of $(236,000) and operating income of $3.6 million in the corresponding periods in 2001. The increase for the three and six months ended June 30, 2002 compared to the corresponding 2001 periods reflects the discontinuation in May 2001 of the Company's workers compensation business, in connection with which the Company incurred in the second quarter of 2001 a charge of $8.7 million associated with a strengthening of reserves. The charge in 2001 was partially offset by a $5.2 million benefit resulting from an increase in the carrying value of student loans generated by the College Fund Life Division. Operating income at the Life Insurance Division in the three and six months ended June 30, 2002 was negatively impacted by increased administrative expenses associated with the OKC division and decreased production from the College Fund Life Division, in each case as compared to such factors in the corresponding 2001 periods.

Academic Management Services Corp.

         For the three and six months ended June 30, 2002, UICI's AMS unit reported operating income of $4.4 million and $8.6 million, respectively, compared to operating income of $5.2 million and $5.5 million for the comparable periods in 2001. The significant improvement in operating results for the six months ended June 30, 2002 resulted primarily from increased student loan spread income (i.e., the difference between interest earned on outstanding student loans and interest expense associated with indebtedness incurred to fund such loans) attributable to a favorable interest rate environment and a reduction in interest expense on corporate borrowings. These increases were offset by lower realized gains on sale of loans and reduced yields on the trust balances associated with AMS' tuition installment plan business, in each case as compared to results in the corresponding 2001 period.

         During the three and six month periods ended June 30, 2002, AMS continued to benefit significantly from a favorable prescribed minimum rate earned on its student loan portfolio. On July 1, 2002, the floor rates on loans made under the federal FFELP student loan program for the period July 1, 2002 through June 30, 2003 reset 193 basis points lower than the floor rates in effect for the period July 1, 2001 through June 30, 2002. As a result of this significant decrease in the prescribed floor rates on its student loan portfolio, AMS believes that spread income in the second half of 2002 will be significantly less than the level of spread income experienced in the first half of 2002. In addition, results at AMS in the fourth quarter of 2002 will be negatively impacted by the seasonality of its tuition installment business, which historically has generated its highest levels of fee income (and operating profits) in the second and third quarters of the calendar year and an operating loss in the fourth quarter of the calendar year. Due to the anticipated decrease in spread income and the seasonality of its tuition installment business, AMS may continue to rely on gains from timely sales of student loans to remain profitable during the six months ending December 31, 2002.

Other Key Factors

         The Other Key Factors category includes investment income not allocated to the other segments, interest expense on non-student loan indebtedness, general expenses relating to corporate operations, and realized gains or losses on sale of investments. For the three and six months ended June 30, 2002, Other

Key Factors reported an operating loss of $(6.5) million and $(10.0) million, respectively, compared to operating income of $2.7 million and $3.3 million in the corresponding prior year periods. This significant decrease in operating income in the Other Key Factors category for the three and six months ended June 30, 2002 as compared to 2001 was attributable to $(5.1) million in net realized losses associated with the Company's investment portfolio and a decrease in unallocated investment income.

         As previously disclosed, at June 30, 2002, UICI's insurance company subsidiaries held an aggregate of $7.525 million principal amount of WorldCom Inc. bonds, of which $4.0 million principal amount matures in 2005 and $3.525 million principal amount matures in 2031. As a result of previously announced accounting irregularities at WorldCom Inc., in the second quarter of 2002 the Company recorded a $(6.1) million ($(4.0) million net of tax) ($(0.08) per diluted share) impairment charge associated with the Company's WorldCom, Inc. holdings, which charge was partially offset by realized gains associated with other securities in the portfolio.

         The Company has previously disclosed that, effective June 15, 2002, UICI and Healthaxis, Inc. terminated an information technology services agreement (the "Services Agreement"), pursuant to which Healthaxis formerly provided information systems and software development services (including administration of the Company's computer data center) to the Company and its insurance company affiliates. As part of the termination arrangement, UICI made a one-time payment to HAI in the amount of $6.5 million and tendered 500,000 shares of Healthaxis common stock to Healthaxis. Substantially all of Healthaxis' technical personnel formerly supporting UICI under the Services Agreement were hired by UICI on June 17, 2002. Following the transaction, UICI continues to hold approximately 45% of the issued and outstanding shares of Healthaxis. Because UICI constitutes a significant shareholder of Healthaxis, the aggregate amount of consideration paid to Healthaxis by UICI for the early termination of the Services Agreement (approximately $6.5 million) was reflected for financial reporting purposes as a contribution by UICI to the capital of Healthaxis, the effect of which was to increase the Company's carrying value of its investment in Healthaxis. UICI determined its investment in Healthaxis was impaired in an equivalent amount as of June 30, 2002 and, accordingly, recognized an impairment charge of $(6.5) million ($(0.09) per fully diluted share, net of tax) in the second quarter of 2002.

Variable Stock-Based Compensation

         The Company maintains for the benefit of its employees and independent agents various stock-based compensation plans, in connection with which it records non-cash variable stock-based compensation expense in amounts that depend and fluctuate based upon the market performance of the Company's common stock.

         In the three months ended June 30, 2002, the Company recorded non-cash stock-based compensation expense in the aggregate amount of $(6.8) million ($(0.11) per diluted share, net of tax), of which $2.2 million was attributable to the ESOP feature of the Company's Employee Stock Ownership and Savings Plan (the "Employee Plan"), $3.9 million was attributable to the Company's stock accumulation plans established for the benefit of its independent agents and $700,000 was attributable to other stock-based plans. In the six months ended June 30, 2002, the Company recorded non-cash stock-based compensation expense in the aggregate amount of $(11.3) million ($(0.19) per diluted share, net of tax), of which $4.2 million was attributable to the ESOP feature of the Employee Plan, $5.7 million was attributable to the Company's stock accumulation plans established for the benefit of its independent agents and $1.4 million was attributable to other stock-based plans.

         During the three and six months ended June 30, 2002, the amount classified as stock appreciation expense with respect to the Employee Plan represented the incremental compensation expense associated with the allocation during the respective period of 167,000 shares and 385,000 shares, respectively, previously purchased in 2000 by the Employee Plan from the Company at $5.25 per share ("$5.25 ESOP

Shares") to fund the Company's matching and supplemental contributions to the ESOP. As and when the Company makes matching and supplemental contributions to the ESOP by allocating to participants' accounts these $5.25 ESOP Shares, the Company will continue to record additional non-cash compensation expense equal to the excess, if any, between the fair value of the shares allocated and $5.25 per share. The allocated $5.25 ESOP Shares are considered outstanding for purposes of the computation of earnings per share. The Employee Plan initially purchased in 2000 an aggregate of 1,610,000 $5.25 ESOP Shares, and the Company currently estimates that all of the remaining 245,000 unallocated $5.25 ESOP Shares will be allocated to participants' ESOP accounts during 2002. At June 30, 2002, the excess between the fair value of the 245,000 unallocated $5.25 ESOP Shares and such shares at $5.25 per share totaled $3.7 million.

         The Company also sponsors a series of stock accumulation plans established for the benefit of the independent insurance agents and independent sales representatives associated with its field force agencies, including UGA -- Association Field Services, New United Agency, Cornerstone Marketing of America, Guaranty Senior Assurance, SeniorsFirst and CFL Agency. The agent plans generally combine an agent-contribution feature and a Company-match feature. Under EITF 96-18 "Accounting for Equity Instruments that are issued to Other Than Employees for Acquiring or in Connection with Selling Goods and Services," the Company has established a liability for future unvested benefits under the plans and adjusts the liability based on the market value of the Company's common stock. For the three and six months ended June 30, 2002, the Company recorded total commission expense associated with these agent plans in the amount of $(5.5) million and $(8.8) million, respectively, of which $(3.9) million and $(5.7) million, respectively, represented the non-cash stock based compensation expense associated with the adjustment to the liability for future unvested benefits.

         Prior to July 1, 2000, the Company's subsidiaries (which administer the plans for the benefit of participating agents) purchased UICI shares in the open market from time to time to satisfy the Company's commitment to issue its shares upon vesting of matching credits under the plans. During the period beginning July 1, 2000 and ending July 30, 2002, the Company agreed to utilize up to 2,175,000 newly-issued shares to satisfy its commitment to deliver shares that will vest under the Company-match feature of the agent plans. Under the arrangement effective July 1, 2000, the Company's subsidiaries transferred to the holding company $5.25 per share for any newly issued shares utilized to fund vested matching credits under the plans. In accordance with such arrangement, during the period commencing July 1, 2000 and ended on June 30, 2002, the Company's subsidiaries have transferred to the Company at the holding company level cash in the aggregate amount of $9.2 million.

         The accounting treatment of the Company's agent plans will continue to result in unpredictable stock-based compensation charges, primarily dependent upon future fluctuations in the quoted price of UICI common stock. These unpredictable fluctuations in stock based compensation charges may result in material non-cash fluctuations in the Company's results of operations. Unvested benefits under the agent plans vest in January of each year; accordingly, in periods of general appreciation in the quoted price of UICI common stock, the Company's cumulative liability, and corresponding charge to income, for unvested stock-based compensation is expected to be greater in each successive quarter during any given year.

EARNINGS GUIDANCE

         Based on results of operations through June 30, 2002, the Company has determined to modify its previously published guidance with respect to expected 2002 results of operations:

     o The Company continues to estimate that consolidated revenues in 2002 will be approximately $1.3 billion.

     o The Company currently estimates that fully diluted net earnings before cumulative effect of accounting change per share for 2002 will be between $0.95 and $1.05. For purposes of this estimate, the Company has estimated the amount of pre-tax variable stock-based compensation in 2002 to be approximately $(24.0) million.

     o    Excluding the effects of (a) anticipated losses at Healthaxis, Inc.,
          (b) the $(6.5) million ($(0.09) per diluted share, net of tax) write-down of the Company's investment in Healthaxis taken in the second quarter of 2002, (c) a goodwill impairment charge in the amount of $(6.9) million reflected as a cumulative effect in change in accounting principle in accordance with Statement No. 142, and (d) the effects of variable stock-based compensation, the Company currently estimates that pro forma net income per diluted share for 2002 will be between $1.46 and $1.56.

ACCOUNTING FOR STOCK OPTIONS

         The Company announced that it plans to change its policy for accounting for stock options. In accordance with the rules governing the accounting for such a change, effective January 1, 2003 UICI will commence reporting the value of stock options awarded subsequent to December 31, 2002 as a charge against earnings. The accounting for stock options issued prior to 2003 will be unaffected by this change.

CORPORATE PROFILE:

UICI (headquartered in Dallas, Texas) through its subsidiaries offers insurance (primarily health and life) and selected financial services to niche consumer and institutional markets. Through its Self Employed Agency Division, UICI provides to the self-employed market health insurance and related insurance products, which are distributed primarily through the Company's dedicated agency field forces, UGA-Association Field Services and Cornerstone Marketing of America. Through its Group Insurance Division, UICI provides tailored health insurance programs for students enrolled in universities, colleges and kindergarten through grade twelve and markets, administers and underwrites limited benefit insurance plans for entry level, high turnover, hourly employees. Through its Life Insurance Division, UICI offers life insurance products to selected markets, and the Company's Senior Market Division provides long-term care insurance and Medicare supplement insurance products to the senior age market. The Company's Academic Management Services Corp. unit (headquartered in Swansea, Massachusetts) seeks to provide financing solutions for college and graduate school students, their parents and the educational institutions they attend by marketing, originating, funding and servicing primarily federally guaranteed student loans and by providing student tuition installment payment plans. In 2002, UICI was added to the Standard & Poor's Small Cap 600 Index. For more information, visit www.uici.net.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of financial markets, and interest rates; competitive, regulatory or tax changes that affect the cost of or demand for the Company's products; health care reform; the ability to predict and effectively manage claims related to health care costs; and reliance on key management and adequacy of claim liabilities.



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The Company's future results will depend in large part on accurately predicting health care costs incurred on existing business and upon the Company's ability to control future health care costs through product and benefit design, underwriting criteria, utilization management and negotiation of favorable provider contracts. Changes in mandated benefits, utilization rates, demographic characteristics, health care practices, provider consolidation, inflation, new pharmaceuticals/technologies, clusters of high-cost cases, the regulatory environment and numerous other factors are beyond the control of any health plan provider and may adversely affect the Company's ability to predict and control health care costs and claims, as well as the Company's financial condition, results of operations or cash flows. Periodic renegotiations of hospital and other provider contracts coupled with continued consolidation of physician, hospital and other provider groups may result in increased health care costs and limit the Company's ability to negotiate favorable rates. Recently, large physician practice management companies have experienced extreme financial difficulties, including bankruptcy, which may subject the Company to increased credit risk related to provider groups and cause the Company to incur duplicative claims expense. In addition, the Company faces competitive pressure to contain premium prices. Fiscal concerns regarding the continued viability of government-sponsored programs such as Medicare and Medicaid may cause decreasing reimbursement rates for these programs. Any limitation on the Company's ability to increase or maintain its premium levels, design products, implement underwriting criteria or negotiate competitive provider contracts may adversely affect the Company's financial condition or results of operations.

The Company's Academic Management Services Corp. business could be adversely affected by changes in the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder may adversely impact the education credit market. In addition, existing legislation and future measures by the federal government may adversely affect the amount and nature of federal financial assistance available with respect to loans made through the U.S. Department of Education. Finally the level of competition currently in existence in the secondary market for loans made under the Federal Loan Programs could be reduced, resulting in fewer potential buyers of the Federal Loans and lower prices available in the secondary market for those loans.

UICI press releases and other company information are available at UICI's website located at www.uici.net.



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